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                                                                     EXHIBIT 3.1


C&S 505 (Rev. 10/98)
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              MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES
               CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU
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Date Received                                             (FOR BUREAU USE ONLY)
JUL 06 2000                                            FILED
                                                       JUL 06 2000
                                                       Administrator
                                                       CORP. SECURITIES & LAND
Name:  Kristan L. Richardson                           DEV BUREAU
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Address:     Dykema Gossett, PLLC
--------     800 Michigan National Tower

City: Lansing     State:  MI      Zip Code:  48933
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                                                     EFFECTIVE DATE:
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Document will be returned to the name and address you enter above

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                            ARTICLES OF INCORPORATION
                     FOR USE BY DOMESTIC PROFIT CORPORATIONS

                                       OF

                       AMERICAN PHYSICIANS CAPITAL, INC.

         These articles of incorporation are signed by the incorporator to form a profit corporation under the Michigan Business Corporation Act (1972 P 284, as amended).

                                    ARTICLE I
                                      NAME

        The name of the Corporation is American Physicians Capital, Inc.

                                   ARTICLE II
                                     PURPOSE

         The purpose or purposes for which the Corporation is formed is to engage in any activity within the purposes for which corporations may be formed under the Business Corporation Act of Michigan, as amended (the "MBCA").


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                                   ARTICLE III
                                AUTHORIZED SHARES

     The total authorized capital stock is:

                    Common Shares: 50,000,000 shares

                    Preferred Shares: 5,000,000 shares

     (A) A statement of all or any of the relative rights, preferences and limitations of the Common Shares is as follows:

         Subject to the preferences accorded the holders of Preferred Shares pursuant to these Articles of Incorporation or action of the Board of Directors taken with respect to such preferences, holders of Common Shares are entitled to receive such dividends as may be declared by the Board of Directors of the Corporation from time to time and, in the event of any liquidation, dissolution or winding up of the Corporation, the holders of Common Shares will be entitled to receive pro rata all of the remaining assets of the Corporation available for distribution. Each issued and outstanding Common Share is entitled to one vote.

     (B) The relative rights, preferences and limitations of the Preferred Shares shall be determined as follows:

     The board of directors is empowered and authorized from time to time to issue Preferred Shares in one or more series, each series to bear a distinctive designation and to have such relative rights, powers, preferences, limitations and restrictions as shall be stated in the resolution or resolutions of the board of directors providing for the issuance thereof. Such resolutions, when filed, shall constitute amendments to these Articles of Incorporation.

                                   ARTICLE IV
                      REGISTERED OFFICE AND RESIDENT AGENT

     The address and mailing address of the initial registered office is 1301 North Hagadorn Road, East Lansing, Michigan 48823. The name of the initial resident agent is William B. Cheeseman.

                                    ARTICLE V
                               BOARD OF DIRECTORS

     The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three nor more than fifteen directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the Board of Directors elected and serving. The directors shall be divided into three classes, designated Class I, Class II, and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At the 2001 annual meeting of shareholders, Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term. At each succeeding annual meeting of shareholders beginning in 2001, successors to the class of directors whose term expires at that

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annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. A director or the entire Board of Directors may be removed only for cause. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors elected and serving, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors elected and serving, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

     Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these articles of incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article V unless expressly provided by such terms.

                                   ARTICLE VI
                        LIMITATION OF DIRECTOR LIABILITY

     No director of the Corporation shall be personally liable to the Corporation or its shareholders for money damages for any action taken or any failure to take any action except liability for any of the following: (i) the amount of a financial benefit received by a director to which he or she is not entitled; (ii) intentional infliction of harm on the Corporation or its shareholders; (iii) a violation of ss.551 of the MBCA; or (iv) an intentional criminal act.

     If the MBCA hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability contained herein, shall be limited to the fullest extent permitted by the amended MBCA as so amended. No amendment or repeal of this Article VI shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                                   ARTICLE VII
                                    AMENDMENT

     The Bylaws of the Corporation may be amended, added to or repealed, in whole or in part, in any manner not inconsistent with the provisions of these articles of incorporation by the Board of Directors or by the shareholders of the Corporation with the affirmative vote of the holders of not less than two-thirds of the then outstanding shares of capital stock of the Corporation entitled to vote at any meeting duly called and held in accordance with the Bylaws and applicable law, provided that notice of the meeting includes notice of the proposed amendment, addition or repeal.


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     Any amendment, addition to or repeal of Article V, Article VII or
Article VIII of these Articles of Incorporation, or any other amendment of these articles of incorporation which will have the effect of modifying or permitting circumvention of any such Article, shall require the affirmative vote of the holders of not less than two-thirds of the then outstanding shares of capital stock of the Corporation entitled to vote at any meeting duly called and held in accordance with the Bylaws and applicable law; provided, that notice of the meeting includes notice of the proposed amendment, addition or repeal; provided, further, that such two-thirds vote shall not be required for any such amendment, addition or repeal recommended to shareholders by the affirmative vote of not less than three-fourths of the Board of Directors, and such amendment, change, or repeal so recommended shall require only the vote, if any, required under the applicable provision of the MBCA.

                                  ARTICLE VIII
                                ACTION BY CONSENT

     Any action required or permitted to be taken at any annual or special meeting of shareholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of all of the outstanding shares of capital stock of the Corporation entitled to vote.

                                   ARTICLE IX
                                  INCORPORATOR

     The name and business address of the incorporator is Monte D. Jahnke, One Detroit Center, 500 Woodward Avenue, #2500, Detroit, Michigan 48226

                                      * * *

     I, the incorporator, sign my name this 6th day of July, 2000.


                                        /s/ Monte D. Jahnke
                                        ______________________________________
                                        Monte D. Jahnke, Incorporator

RETURN DOCUMENT TO:
     Kristan L. Richardson
     800 Michigan National Tower
     Lansing, Michigan  48933

NAME OF ORGANIZATION REMITTING FEES:
     Mutual Insurance Corporation of America

PREPARER'S NAME AND BUSINESS TELEPHONE NUMBER:
     Kristan L. Richardson
     800 Michigan National Tower
     Lansing, Michigan  48933
     (517) 374-9113